DST SYSTEMS, INC. ANNOUNCES
SECOND QUARTER 2014 FINANCIAL RESULTS

KANSAS CITY, MO (July 24, 2014) – DST Systems, Inc. (NYSE: DST) reported consolidated net income of $137.8 million ($3.34 per diluted share) for the second quarter 2014 compared to $78.5 million ($1.77 per diluted share) for the second quarter 2013. Consolidated net income for the six months ended June 30, 2014 was $238.2 million ($5.70 per diluted share) compared to $171.7 million ($3.81 per diluted share) for the six months ended June 30, 2013.

Taking into account certain non-GAAP adjustments, consolidated net income was $49.5 million ($1.20 per diluted share) for second quarter 2014 compared to $46.3 million ($1.04 per diluted share) for second quarter 2013, and $97.0 million ($2.33 per diluted share) for the six months ended June 30, 2014 compared to $91.3 million ($2.03 per diluted share) for the six months ended June 30, 2013.

“Our second quarter results continue to reflect the positive momentum at DST in driving steady operating revenue and EPS growth,” said Steve Hooley, President and CEO of DST.  “We remain focused and are making strong progress against our strategic initiatives, including growing our customer base, completing client conversions, driving operational efficiencies and delivering new capabilities to the markets.  In addition to investments focused on delivering capabilities we also continue to invest heavily on regulatory, compliance and security capabilities.  Combined with our strong balance sheet, we expect these activities to position DST to continue driving recurring revenue and earnings growth while delivering enhanced value to shareholders.”

Consolidated Financial Highlights

Operating Results

Second quarter 2014 diluted earnings per share increased $0.16 or 15.4% from second quarter 2013, taking into account non-GAAP adjustments, principally from the following:

•	Consolidated operating revenues (excluding out-of-pocket reimbursements) increased $24.5 million or 5.1% to $509.6 million, as compared to second quarter 2013.

•	Consolidated income from operations increased $1.2 million or 1.6% to $75.6 million, as compared to second quarter 2013.

•	The tax rate for second quarter 2014 was 35.0%, as compared to 37.6% in second quarter 2013, primarily from a higher mix of international earnings as well as higher foreign tax credits in 2014.

•
Weighted average diluted shares outstanding for second quarter 2014 were 41.2 million, a decrease of 3.3 million shares or 7.4% from second quarter 2013, primarily as a result of share repurchases throughout 2013 pursuant to our previous share repurchase plan and a 2.4 million block share repurchase during second quarter 2014.

Monetization Activity

•
DST received $118.5 million of pretax cash proceeds from the monetization of investment assets during second quarter 2014, primarily from private equity funds and other private company investments (including proceeds and a related gain of $103.6 million from the sale of DST’s remaining investment in a private company). Additionally during the second quarter 2014, DST received proceeds of $6.5 million from the sale of an unconsolidated affiliate.

Share Repurchase

•
During the second quarter 2014, DST repurchased 2.4 million shares of its common stock for $200.0 million ($82.32 per share). In connection with this share repurchase, DST recorded a non-cash gain of $18.1 million resulting from the change in stock price between the date the share repurchase price became fixed and the settlement date. In accordance with the Internal Revenue Code, a corporation recognizes no gain or loss on a redemption of its own stock for cash, therefore, no tax expense is associated with this transaction.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items.”

Segment Results

Financial Services Segment

Operating revenues for the Financial Services Segment (excluding out-of-pocket reimbursements) for second quarter 2014 increased $17.9 million or 7.2% to $266.6 million as compared to second quarter 2013. The increase in operating revenues was primarily driven from increased revenues at ALPS due to organic growth at existing clients and favorable market conditions and from increased revenues at DST Bluedoor associated with higher professional services fees for the implementation and configuration of new clients. The Financial Services Segment had software license revenues of $12.6 million in second quarter 2014, an increase of $3.0 million as compared to second quarter 2013 primarily from higher international business process management license revenues recognized during second quarter 2014. DST Brokerage Solutions’ operating revenues also increased due to organic growth from existing clients. These operating revenue increases were partially offset by declines in mutual fund registered shareowner account processing due to lower registered accounts primarily as a result of subaccounting conversions.

Financial Services Segment income from operations increased $1.6 million or 3.0% during second quarter 2014 to $55.0 million primarily from higher operating revenues partially offset by increased processing costs to support the incremental revenues as well as higher costs associated with new business initiatives and increased personnel costs. Also impacting the change in operating income quarter over quarter were distribution expenses incurred in 2013 related to the launch of a new closed-end fund by ALPS that did not recur in 2014. Operating margin for second quarter 2014 was 20.6% as compared to 21.5% in 2013. Excluding deferred compensation costs (which are offset within other income), the operating margin was 20.9% for second quarter 2014 as compared to 22.1% for second quarter 2013.

Total mutual fund shareowner accounts increased by 0.4 million to 98.5 million accounts during second quarter 2014. Registered shareowner accounts processed at June 30, 2014 were 70.9 million, a decrease of 0.2 million accounts from March 31, 2014 and a decrease of 2.4 million accounts from June 30, 2013. For the six months ended June 30, 2014, 0.9 million registered accounts have converted to subaccounts. Conversions of registered accounts to subaccounts are currently estimated to be three to four million accounts during 2014, a decline from the Company's previous guidance of four to five million accounts. The number of accounts estimated to convert from various DST platforms is based upon information obtained from clients. There are a number of factors that will affect the number of registered accounts converted to subaccounts and the timing of those conversions.

Healthcare Services Segment

Healthcare Services Segment operating revenues (excluding out-of-pocket reimbursements) during second quarter 2014 increased $10.9 million or 13.3% to $92.9 million as compared to second quarter 2013, primarily as a result of increased medical claims transaction volume from growth at existing clients as well as transactions for new clients. Pharmacy claims processing revenues also increased due to increased Medicare, Medicaid and healthcare exchange members. Additionally, revenues were higher than the prior year as a result of increases in discount card services and other ancillary services.

Healthcare Services Segment income from operations decreased $4.7 million during second quarter 2014 to $6.7 million primarily due to an incremental $5.7 million ($0.09 per diluted share) estimated liability recorded during second quarter 2014 related to processing errors involving certain pharmacy claim transactions when a specific set of circumstances were present.  Excluding this expense, operating income increased by $1.0 million during second quarter 2014.   On this basis, the increase in operating income was the result of increased operating revenue partially offset by increased expenses related to client conversion and implementations and higher claims processing costs due to the increased volume and complexity of transactions processed.  Operating margin for second quarter 2014 was 7.2% as compared to 13.9% in the second quarter 2013.  Absent the $5.7 million expense recorded in 2014 discussed above, adjusted operating margin would have been 13.3% in the second quarter 2014.

Customer Communications Segment

Customer Communications Segment operating revenues (excluding out-of-pocket reimbursements) were $160.6 million in second quarter 2014, a decrease of $2.2 million from second quarter 2013. North America operating revenues decreased $5.0 million, or 4.3%, to $110.1 million in second quarter 2014 primarily from reduced volumes as a result of previously announced client losses and a client moving certain print production in-house during 2014 partially offset by higher postal services revenues. U.K. operating revenues increased $2.8 million, or 5.9%, to $50.5 million in second quarter 2014, primarily from favorable foreign currency exchange rates and higher volumes from new and existing clients.

Customer Communications Segment income from operations increased $3.9 million during second quarter 2014 to $12.2 million. Operating income in North America increased $2.2 million to $10.4 million and the U.K. increased $1.7 million to $1.8 million as compared to the same period in 2013. Reduced operating costs contributed to higher North America operating income. The U.K. operating income increase is the result of increased revenues partially offset by higher operating costs to support the new revenues and lower depreciation. Customer Communications Segment operating margin for second quarter 2014 was 7.6% as compared to 5.1% in 2013. North America operating margin was 9.4% in second quarter 2014 as compared to 7.1% in second quarter 2013, while the U.K. operating margin was 3.6% in second quarter 2014 as compared to 0.2% in second quarter 2013.

Investments and Other Segment

Investments and Other Segment operating revenues for second quarter 2014 increased $0.3 million, or 2.1%, as compared to second quarter 2013. Investments and Other Segment income from operations increased $0.7 million during second quarter 2014 to $3.8 million primarily from lower depreciation expense attributable to real estate sold or held for sale.

Other Financial Results

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings of unconsolidated affiliates (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
BFDS	$1.2	$1.4	$3.0	$3.2
IFDS	1.0	1.5	3.1	3.4
Other	1.7	0.9	3.2	2.8
	$3.9	$3.8	$9.3	$9.4

BFDS equity in earnings declined from second quarter 2013. Lower shareowner processing revenues associated with reduced levels of accounts serviced were partially offset by higher earnings from other ancillary services.

The decrease in IFDS equity in earnings from second quarter 2013 is primarily the result of higher infrastructure costs and generic platform development costs being incurred in preparation of the migration of the previously announced new wealth management clients. As mentioned in previous quarters, the expenses for the wealth management conversion activities will be recognized as incurred, however the revenue under these contracts will be recognized when various contractual milestones are satisfied.

The increase in other equity in earnings is primarily the result of higher earnings from real estate and other investments.

Use of Non-GAAP Financial Information

In addition to reporting financial information on a GAAP basis, DST has disclosed non-GAAP financial information which has been reconciled to the corresponding GAAP measures in the following financial schedules titled “Reconciliation of Reported Results to Non-GAAP Results.”  In making these adjustments to determine the non-GAAP results, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature.  Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, restructuring and impairment costs and other similar items.  Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.  Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis.  The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods.  DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s financial information calculated in accordance with GAAP.  Therefore, management typically uses non-GAAP measures in conjunction with GAAP results.  These factors should be considered when evaluating DST’s results.

* * * * *
Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Operating revenues	$509.6	$485.1	$1,014.8	$980.3
Out-of-pocket reimbursements	169.9	172.0	348.5	359.2

Total revenues	679.5	657.1	1,363.3	1,339.5

Costs and expenses	576.1	551.3	1,159.8	1,125.9
Depreciation and amortization	32.1	33.1	64.1	66.3

Income from operations	71.3	72.7	139.4	147.3

Interest expense	(7.0)	(9.3)	(13.6)	(18.9)
Other income, net	131.2	28.4	224.8	101.6
Equity in earnings of unconsolidated affiliates	9.6	9.5	15.0	15.1

Income before income taxes	205.1	101.3	365.6	245.1
Income taxes	67.3	22.8	127.4	73.4

Net income	$137.8	$78.5	$238.2	$171.7

Weighted average common shares outstanding	40.9	43.7	41.4	44.0
Weighted average diluted shares outstanding	41.2	44.5	41.8	45.0

Basic earnings per share	$3.37	$1.80	$5.75	$3.90
Diluted earnings per share	$3.34	$1.77	$5.70	$3.81

Cash dividends per share of common stock	$0.30	$0.30	$0.60	$0.60

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION
(In millions) (Unaudited)

	Three Months Ended June 30, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$254.6	$92.9	$158.3	$3.8	$—	$509.6
Intersegment operating revenues	12.0	—	2.3	10.9	(25.2)	—
Out-of-pocket reimbursements	12.6	1.6	158.2	0.1	(2.6)	169.9
Total revenues	279.2	94.5	318.8	14.8	(27.8)	679.5
Costs and expenses	211.6	83.0	297.5	9.0	(25.0)	576.1
Depreciation and amortization	16.6	4.8	9.4	2.0	(0.7)	32.1
Income from operations	$51.0	$6.7	$11.9	$3.8	$(2.1)	$71.3

Capital expenditures	$18.4	$2.3	$6.2	$0.3	$—	$27.2

	Three Months Ended June 30, 2013
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$238.4	$82.0	$160.8	$3.9	$—	$485.1
Intersegment operating revenues	10.3	—	2.0	10.5	(22.8)	—
Out-of-pocket reimbursements	11.1	1.4	161.2	—	(1.7)	172.0
Total revenues	259.8	83.4	324.0	14.4	(24.5)	657.1
Costs and expenses	192.6	67.3	304.7	8.7	(22.0)	551.3
Depreciation and amortization	15.5	4.7	11.0	2.6	(0.7)	33.1
Income from operations	$51.7	$11.4	$8.3	$3.1	$(1.8)	$72.7

Capital expenditures	$13.4	$3.8	$5.6	$1.0	$—	$23.8

	Six Months Ended June 30, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$498.9	$184.9	$323.7	$7.3	$—	$1,014.8
Intersegment operating revenues	24.1	—	4.4	21.6	(50.1)	—
Out-of-pocket reimbursements	26.3	3.0	324.2	0.1	(5.1)	348.5
Total revenues	549.3	187.9	652.3	29.0	(55.2)	1,363.3
Costs and expenses	427.5	159.8	604.6	17.8	(49.9)	1,159.8
Depreciation and amortization	33.3	9.7	18.4	4.0	(1.3)	64.1
Income from operations	$88.5	$18.4	$29.3	$7.2	$(4.0)	$139.4

Capital expenditures	$34.0	$4.7	$13.9	$0.6	$—	$53.2

	Six Months Ended June 30, 2013
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$476.4	$162.0	$334.0	$7.9	$—	$980.3
Intersegment operating revenues	21.1	—	4.0	20.8	(45.9)	—
Out-of-pocket reimbursements	23.1	2.7	337.1	—	(3.7)	359.2
Total revenues	520.6	164.7	675.1	28.7	(49.6)	1,339.5
Costs and expenses	390.2	136.8	625.8	17.5	(44.4)	1,125.9
Depreciation and amortization	31.3	9.4	21.8	5.1	(1.3)	66.3
Income from operations	$99.1	$18.5	$27.5	$6.1	$(3.9)	$147.3

Capital expenditures	$26.8	$6.1	$12.0	$2.7	$—	$47.6

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$83.3	$62.5
Funds held on behalf of clients	330.2	316.3
Client funding receivable	37.7	50.2
Accounts receivable	356.9	343.4
Other assets	57.1	70.0
	865.2	842.4

Investments	766.0	881.3
Unconsolidated affiliates	297.2	288.1
Properties	412.7	445.2
Intangible assets	129.8	137.4
Goodwill	423.3	423.7
Other assets	99.1	72.4
Total assets	$2,993.3	$3,090.5

LIABILITIES AND EQUITY
Current liabilities
Current portion of debt	$207.2	$283.6
Client funds obligations	367.9	366.5
Accounts payable	94.8	86.7
Accrued compensation and benefits	128.0	154.3
Deferred revenues and gains	69.9	71.6
Income taxes payable	5.4	—
Other liabilities	112.1	110.1
	985.3	1,072.8

Long-term debt	464.5	399.4
Income taxes payable	133.1	124.2
Deferred income taxes	221.6	255.4
Other liabilities	36.9	54.9
Total liabilities	1,841.4	1,906.7

Stockholders’ equity	1,151.9	1,183.8
Total liabilities and stockholders’ equity	$2,993.3	$3,090.5

Common shares outstanding	39.7	41.8

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS
Three Months Ended June 30,
(Unaudited - in millions, except per share amounts)

	2014
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$509.6	$71.3	$205.1	$137.8	$3.34
Adjusted to remove:
Employee termination expenses - Financial Services	—	0.5	0.5	0.3	0.01
Employee termination expenses - Customer Communications	—	0.3	0.3	0.2	0.01
Advisory and other transaction costs - Financial Services (1)	—	3.5	3.5	2.2	0.05
Gain on contract to repurchase common stock (2)	—	—	(18.1)	(18.1)	(0.44)
Net gain on securities and other investments (3)	—	—	(109.4)	(67.7)	(1.64)
Net gain from unconsolidated affiliates (5)	—	—	(5.7)	(3.6)	(0.09)
Income tax items (6)	—	—	—	(1.6)	(0.04)
Adjusted Non-GAAP results	$509.6	$75.6	$76.2	$49.5	$1.20

	2013
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$485.1	$72.7	$101.3	$78.5	$1.77
Adjusted to remove:
Employee termination expenses - Financial Services	—	1.7	1.7	1.1	0.02
Net gain on securities and other investments (3)	—	—	(23.1)	(14.3)	(0.32)
Net gain from unconsolidated affiliates (5)	—	—	(5.7)	(4.9)	(0.11)
Income tax items (6)	—	—	—	(14.1)	(0.32)
Adjusted Non-GAAP results	$485.1	$74.4	$74.2	$46.3	$1.04

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS
Six Months Ended June 30,
(Unaudited - in millions, except per share amounts)

	2014
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$1,014.8	$139.4	$365.6	$238.2	$5.70
Adjusted to remove:
Employee termination expenses - Financial Services	—	3.0	3.0	1.9	0.05
Employee termination expenses - Customer Communications	—	0.3	0.3	0.2	0.01
Advisory and other transaction costs - Financial Services (1)	—	5.6	5.6	3.5	0.08
Gain on contract to repurchase common stock (2)	—	—	(18.1)	(18.1)	(0.43)
Net gain on securities and other investments (3)	—	—	(199.4)	(123.5)	(2.95)
Net gain from unconsolidated affiliates (5)	—	—	(5.7)	(3.6)	(0.09)
Income tax items (6)	—	—	—	(1.6)	(0.04)
Adjusted Non-GAAP results	$1,014.8	$148.3	$151.3	$97.0	$2.33

	2013
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$980.3	$147.3	$245.1	$171.7	$3.81
Adjusted to remove:
Employee termination expenses - Financial Services	—	1.7	1.7	1.1	0.02
Contract termination payment - Financial Services	(6.0)	(6.0)	(6.0)	(3.7)	(0.08)
Loss accrual - Healthcare Services (4)	—	2.5	2.5	2.5	0.06
Net gain on securities and other investments (3)	—	—	(95.4)	(59.1)	(1.30)
Net gain from unconsolidated affiliates (5)	—	—	(5.7)	(4.9)	(0.11)
Income tax items (6)	—	—	—	(16.3)	(0.37)
Adjusted Non-GAAP results	$974.3	$145.5	$142.2	$91.3	$2.03

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

Descriptions of Non-GAAP Adjustments

(1)
Advisory and other transaction costs incurred in connection with a matter involving a significant shareholder are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(2)
DST recorded a gain of $18.1 million on the contract to repurchase 2.4 million shares of DST common stock resulting from the change in stock price between the date the share repurchase price became fixed and the settlement date. This gain was recorded in the Condensed Consolidated Statement of Income within the Other income, net line item. There is no income tax expense associated with this income as the gain is related to the repurchase of the Company’s own stock.

(3)
Net gain on securities and other investments is comprised of net realized gains from sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds and other investments. These net gains were recorded in the Condensed Consolidated Statement of Income within the Other income, net line item.

(4)
Loss accruals are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item. An incremental loss accrual was recorded in 2013 for a previously disclosed regulatory inquiry regarding the processing of certain pharmacy claims during the period 2006 to 2009 in the Healthcare Services Segment.

(5)
The net gain from unconsolidated affiliates are included in the Condensed Consolidated Statement of Income within the Equity in earnings of unconsolidated affiliates line item. The net gain recorded in 2013 relates to the sale of an unconsolidated affiliate by IFDS ($4.6 million) and BFDS ($1.1 million). During 2014, the net gain from unconsolidated affiliates relates to the sale of DST’s investment in an unconsolidated affiliate ($5.7 million).

(6)
Income tax items relate to benefits resulting from the resolution of refund claims for historical domestic manufacturing deductions, research and experimentation credits and other similar items. These items are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	June 30, 2014	December 31, 2013	June 30, 2013
U.S. mutual fund shareowner accounts processed:
Registered accounts - non tax-advantaged	30.7	30.6	32.0
Registered accounts - tax-advantaged	40.2	40.6	41.3
	70.9	71.2	73.3
Subaccounts	27.6	25.7	22.4
Total	98.5	96.9	95.7

International mutual fund shareowner accounts processed:
IFDS U.K.	11.0	10.2	9.8
IFDS L.P. (Canada)	12.5	11.6	11.5

Defined contribution participant accounts	6.7	6.9	6.5

ALPS (in billions of U.S. dollars):
Assets Under Management	$14.8	$11.8	$9.9
Assets Under Administration	174.8	147.7	117.7

Automatic Work Distributor workstations (in thousands)	211.5	209.7	208.4

DST Health Solutions covered lives	23.8	23.5	23.3

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Argus pharmacy paid claims	119.6	109.9	237.0	219.1

Customer Communications Images Produced:
North America	2,025.0	2,307.9	4,279.6	4,905.9
United Kingdom	542.2	487.5	1,097.3	1,031.0
Total	2,567.2	2,795.4	5,376.9	5,936.9

Customer Communications Packages Mailed:
North America	451.7	540.1	940.3	1,140.7
United Kingdom	204.4	162.0	401.0	354.5
Total	656.1	702.1	1,341.3	1,495.2

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Changes in Registered Accounts:
Beginning balance	71.1	75.0	71.2	75.7
New client conversions	—	—	—	0.3
Subaccounting conversions to DST platforms	—	(0.4)	—	(1.1)
Subaccounting conversions to non-DST platforms	(0.4)	(1.3)	(0.9)	(2.0)
Conversions to non-DST platforms	—	(0.2)	(0.1)	(0.2)
Organic growth	0.2	0.2	0.7	0.6
Ending balance	70.9	73.3	70.9	73.3

Changes in Subaccounts:
Beginning balance	27.0	20.0	25.7	12.4
New client conversions	—	—	—	5.7
Conversions from non-DST registered platforms	—	0.1	0.6	0.6
Conversions from DST’s registered accounts	—	0.4	—	1.1
Organic growth	0.6	1.9	1.3	2.6
Ending balance	27.6	22.4	27.6	22.4

Defined contribution participant accounts:
Beginning balance	7.1	7.1	6.9	6.1
New client conversions	0.3	0.2	0.3	1.3
Organic decline	(0.7)	(0.8)	(0.5)	(0.9)
Ending balance	6.7	6.5	6.7	6.5

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503